As filed with the Securities and Exchange Commission on February 10, 2017

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5856795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

George Schmitt
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800) 474-8135

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David E. Danovitch, Esq.
Avraham S. Adler, Esq.
Robinson Brog Leinwand Greene
Genovese & Gluck P.C.
875 Third Avenue — 9th Floor
New York, New York 10022
(212) 603-6300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.00001 par value per share	416,667	(2)	$1.81	$754,167	$87.41

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.00001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Represents the maximum number of shares of Common Stock initially issuable upon conversion of shares of the Company’s Series D Convertible Preferred Stock.
(3)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on February 6, 2017, which date is within five (5) business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 10, 2017

416,667 Shares of
Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 416,667 shares of our common stock, $0.00001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to the conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Shares”) issued in connection with our acquisition of certain assets and liabilities relating to the business of Integrated Microwave Technologies, LLC (“IMT”) pursuant to an Asset Purchase Modification Agreement, dated April 12, 2016 (the “Asset Purchase Modification Agreement”), between us and IMT (See “Issuance of Series D Shares”).

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders.

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock. The selling stockholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “XGTI.” On February 6, 2017, the last reported sale price of our Common Stock as reported on the NASDAQ was $1.80 per share.

On June 20, 2016, we effected a 1-for-12 reverse stock split of our outstanding common stock. On December 15, 2016, we effected a 1-for-10 reverse stock split of our outstanding common stock. All share and per share information included in this prospectus has been retroactively adjusted to account for such reverse stock splits.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 9 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2017.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless stated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “xG,” “xG Technology,” “we,” “us” or “our” refer to xG Technology, Inc.

The xG logo is a trademark of xG Technology, Inc. All other trademarks and service marks appearing in this prospectus are the property of their respective holders.

On June 20, 2016, the Company effected a one-for-twelve reverse stock split. Upon effectiveness of the reverse stock split, every 12 shares of outstanding common stock decreased to one share of common stock. On December 15, 2016, the Company effected a one for 10 reverse stock split. Upon effectiveness of the reverse stock split, every 10 shares of outstanding common stock decreased to one share of common stock. The reverse splits were retroactively applied to all shares and per share information for all periods presented throughout this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus and the documents incorporated by reference herein carefully before making an investment decision.

Our Company

The overarching strategy of xG Technology, Inc. is to design, develop and deliver advanced wireless communications solutions across its business units that provide customers in our target markets with enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions.

xG Technology is comprised of two business units: our xMax® unit, which provides product and service solutions marketed under the xMax® brand name, and Integrated Microwave Technology (“IMT”) our wholly-owned subsidiary, which provides product and service solutions marketed under the brand names Nucomm, RF Central and IMT. Nucomm is a premium brand of digital broadcast microwave video systems. RF Central is a well-established brand of compact microwave video equipment for licensed and license-free sports and entertainment applications. The IMT products are focused on providing mission-critical wireless video solutions to state, local and federal police departments. While the brands of xMax® and IMT are managed as separate reporting units and operate independently, there is considerable brand interaction, owing to complementary market focus, compatible product and technology development roadmaps, and solution integration opportunities.

xMax®:

Our xMax® unit develops, manufactures and sells equipment that utilizes a broad portfolio of innovative intellectual property to enhance wireless communications. Our intellectual property is embedded in proprietary software algorithms that offer cognitive interference mitigation and spectrum access solutions for numerous applications using commercial off-the-shelf devices. The implementation of our cognitive radio intellectual property is called “xMax®”. The xMax® product and service suite includes access points, mobile switching centers, network management systems, deployment tools and proactive customer support. Customers within this market include telecommunication services, public safety, telemedicine as well as the U.S. Government and Department of Defense.

Given the proliferation of smartphones, in 2013, the Company introduced an improved product line that could handle both voice and data services. These products, the CN1100 Access Point (“CN1100”), the CN5100 Mobile Hotspot (“CN5100”), and the CN3100 Vehicle Modem (“CN3100”), are able to communicate with any Wi-Fi enabled commercial off-the-shelf device.

We believe that the wireless communications industry is facing a “spectrum crisis” because the demand for flexible, affordable voice and data access continues to increase rapidly while the amount of available spectrum remains relatively constant. We have developed frequency-agnostic cognitive radio solutions to address this increasing demand by eliminating the need to acquire scarce and expensive licensed radio spectrum, and thus ideally lowering the total cost of ownership for wireless broadband access. With fast-growing demand straining network capacity, our intellectual property is also designed to help wireless broadband network operators make more efficient use of their existing spectrum allocations.

We believe that the xMax® system is the only commercially available cognitive radio network system that includes our interference mitigation and spatial processing technologies. These proprietary technologies enable our xMax® system to increase capacity on already crowded airwaves by improving interference tolerance, thereby enabling the delivery of higher Quality of Service (“QoS”) than other technologies that would not be able to cope with the interference. We believe that the xMax® system will also, when operating on more than one radio channel, deliver dynamic spectrum access by using our patented self-organizing network techniques. Furthermore, the xMax® system can be used to provide additional capacity to licensed spectrum by identifying and utilizing unused bandwidth within the licensed spectrum. Although currently designed to operate within the 902 – 928 MHz unlicensed band of spectrum, our system is frequency agnostic.

xMax® also serves as a mobile voice over internet protocol (“VoIP”) and broadband data system that utilizes an end-to-end Internet Protocol (“IP”) system architecture.

The xMax® system allows mobile operators to utilize free, unlicensed 902 – 928 MHz ISM band spectrum (which spectrum is available in all of the Americas except French Guiana) instead of purchasing scarce and expensive licensed spectrum. Our xMax® system will also enable enterprises to set up a mobile communications network in an expeditious and cost-effective manner.

IMT:

Our IMT unit, which provides product and service solutions marketed under the brand names Nucomm, RF Central and IMT, develops, manufactures and sells microwave communications equipment utilizing COFDM (Coded Orthogonal Frequency Division Multiplexing) technology. Its products are primarily used in the transmission of video to address three major market areas: Broadcasting, Sports and Entertainment, and Surveillance (Military and Government). COFDM is a transmission technique that combines encoding technology with OFDM (Orthogonal Frequency Division Multiplexing) modulation to provide the low latency and high image clarity required for real-time live broadcasting video transmissions. IMT has an established reputation of delivering complex bespoke engineering solutions managed to tight deadlines for the past 20 years and is considered a leader in ultra compact COFDM wireless technology. IMT’s experience with this technology has allowed it to develop integrated solutions that deliver reliable video footage captured from both aerial and ground-based sources to fixed and mobile receiver locations.

The Broadcasting market consists of electronic news gathering, wireless camera systems, portable microwave, and fixed point to point systems. Customers within this market are blue-chip tier-1 major network TV stations that include over-the-air broadcasters, and cable and satellite news providers. For this market, IMT designs, develops and markets solutions for use in news helicopters, ground-based news vehicles, camera operations, central receive sites, remote onsite and studio newscasts and live television events.

The Sports and Entertainment market consists of key segments that include Sports Production, Sports Venue Entertainment systems, movie director video assist, and the non-professional user segment. Customers within this market are major professional sports teams, movie production companies, live video production service providers, system integrators and a growing segment of drone and unmanned ground vehicle providers. Among the key solutions IMT provides to this market are wireless camera systems and mobile radios.

The Government/Surveillance market consists of key segments that include state and local law enforcement agencies, Federal “3-letter” agencies and military system integrators. Customers within this market include recognizable state police forces, sheriff’s departments, fire departments, first responders, the Department of Justice and the Department of Home Land Security. The key solutions IMT provides to this market are manned and unmanned aerial and ground systems, mobile and handheld receive systems and transmitters for concealed video surveillance.

Our Strategy

For xMax®, we have developed a broad portfolio of innovative intellectual property that we believe will enhance wireless communications. Leveraging elements of this intellectual property portfolio, we plan to introduce a range of spectrum agnostic, cognitive radio solutions for numerous industries and applications. We believe that sales of these products and services, together with our ability to leverage our patent portfolio, present us with an attractive revenue model. Our current strategy is to commercialize our intellectual property portfolio by developing and selling network products using our proprietary software algorithms to offer cognitive interference mitigation and spectrum access solutions. Our future strategies are for our intellectual property to be embedded by partners in a semiconductor chip that could be sold to third-party equipment manufacturers and inserted in their devices, and to license our intellectual property to other customers in industry verticals world-wide.

For our IMT unit, the overarching strategy is to offer a comprehensive suite of services and product offerings in each of the markets it is active in. Leveraging IMT’s heritage as a leader in the broadcast industry that dates back to 1990, IMT’s key sector strategies are to expand the various markets for existing miniature wireless video products which include educational sectors, videographers, and video service providers, provide complete end-to-end solutions for the video surveillance market and introduce complete end-to-end IP technology into the Broadcast Market.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

These risks include, but are not limited to:

•	we have a history of operating losses and we may continue to realize net losses for at least the next 12 months;
•	we may not be able to continue as a going concern and may not be able to operate in the future;
•	we may not fully realize the anticipated benefits from our recent acquisition of the assets and liabilities of IMT;
•	our business depends upon our ability to generate sustained sales of our products and technology;
•	our business depends on our ability to continually develop and commercialize new products and technologies and penetrate new markets;
•	we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our technologies;
•	our industry is highly competitive and we may not be able to compete with companies with larger resources than we have;
•	we may require additional capital to develop new products; and
•	new regulations or standards or changes in existing regulations or standards related to our products may result in unanticipated costs or liabilities.

Company Information

We were organized as a limited liability company under the laws of the State of Delaware on August 26, 2002 under the name JTS Acquisitions, LLC. On March 21, 2003, we changed our name to xG Technology, LLC. Pursuant to a certificate of conversion and a certificate of incorporation filed with the State of Delaware on November 8, 2006, xG Technology, LLC converted to a Delaware corporation under the name xG Technology, Inc. We run our operations through xG Technology, Inc., as well as through Integrated Microwave Technology, LLC, our wholly-owned subsidiary.

We are an “emerging growth company” as defined in the JOBS Act. We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where You Can Find Us

Our executive offices are located at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, and our telephone number is (941) 953-9035. Our website address is www.xgtechnology.com. Information contained on our website does not form part of the prospectus and is intended for informational purposes only.

The Offering

Common Stock Offered by the Selling Stockholders:
Up to 416,667 shares of Common Stock.
Common Stock Outstanding after this Offering (assuming conversion of all of the Series D Shares):
8,914,304 shares of Common Stock (based on 8,497,637 shares of common stock outstanding as of February 6, 2017).
Terms of the Offering:
The selling stockholders will determine when and how they sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds:
We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. See “Use of Proceeds.”
NASDAQ Symbol:
Our Common Stock is listed on the NASDAQ Capital Market under the symbol “XGTI”.
Risk Factors:
You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

Recent Developments

Pricing of Underwritten Offering

On February 8, 2017, we entered into an underwriting agreement pursuant to which the Company agreed to sell, and the underwriter agreed to purchase for resale to the public 1,750,000 shares of its common stock and warrants to purchase up to an aggregate of 1,312,500 shares of its common stock at a combined offering price of $2.00. We expect to receive approximately $3,500,000 in gross proceeds from this offering, before underwriting discounts and commissions and offering expenses payable by us. The Warrants will be exercisable immediately at an exercise price of $2.00 per share. The Warrants will expire on the fifth (5th) anniversary of the initial date of issuance. We expect to close the offering on or about February 14, 2017, subject to the satisfaction of customary closing conditions.

Acquisition of Vislink Communications Systems

On February 2, 2017, we completed the acquisition of certain assets and liabilities related to the hardware segment of Vislink International Limited, an England and Wales registered limited company (the “UK Seller”), and Vislink Inc., a Delaware corporation (the “US Seller”, and together with the UK Seller, the “Sellers”), pursuant to a Business Purchase Agreement, dated December 16, 2016, as amended on January 16, 2017, by and among the Company, the Sellers and Vislink PLC, an England and Wales registered limited company, as guarantor (the “Transaction”). We refer to the hardware segment acquired by us as Vislink Communications Systems or VCS. The purchase price paid for the Transaction was an aggregate of $16 million consisting of (i) $6.5 million in cash consideration and (ii) promissory notes in the aggregate principal amount of $9.5 million (the “Notes”). In connection with the Notes, the Company entered into a Security Agreement, dated February 2, 2017, with each of the Sellers (the “Security Agreements”).

Notes

The Notes mature on March 20, 2017 (the “Maturity Date”). Interest on the Notes shall be payable in cash on the Maturity Date at a rate per annum equal to LIBOR plus 1.9%.

Security Agreements

Pursuant to the Security Agreements, as collateral security for the Company’s obligations under the Notes, the Company granted the Sellers a security interest in certain assets purchased from the Sellers in connection with the Transaction.

Vislink Communications Systems

VCS specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage. VCS designs and manufactures products encompassing microwave radio components, satellite communication, cellular and wireless camera systems, and associated amplifier items. VCS serves two core markets: broadcast & media and public safety & surveillance. In the broadcast & media market, VCS provides broadcast communication links for the collection of live news, sports and entertainment events. Customers in this market include national broadcasters, multi-channel broadcasters, network owners and station groups, sports and live broadcasters and hosted service providers. In the public safety and surveillance markets, VCS provides secure video communications and mission-critical solutions for law enforcement, defense and homeland security applications. Its public safety & surveillance customers include metropolitan, regional and national law enforcement agencies as well as domestic and international defense agencies and organizations.

The acquisition of VCS is expected to offer us the opportunity to realize synergies with our IMT business unit. There is currently limited overlap in product offerings, sales channels and market overlap between the two companies. For example, VCS has a substantial client base in international markets where we have had a limited presence. In addition, we have a product portfolio targeted to US federal law enforcement and high-end sports broadcasting customers who will now have access to additional solutions based on VCS’s product configurations. Finally, VCS has traditionally focused on licensed spectrum solutions where we have pioneered the use of non-licensed spectrum for many applications. Combining our shared spectrum and interference mitigation techniques with an expanded IMT/VCS product lineup will provide an opening into additional customer bases that currently do not have access to licensed spectrum.

Nasdaq Compliance

On January 9, 2017, we received a letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Nasdaq staff determined that the Company regained compliance with the Nasdaq Capital Market minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2).

December 2016 Financing

On December 27, 2016, we completed an underwritten public offering of 3,800,000 Class A Units (the “Class A Units”), consisting of one share of our common stock, par value $0.00001 and 1.25 warrants (the “Warrants”), each whole warrant to purchase one share of common stock, and 2,400 Class B Units (the “Class B Units”) consisting of one share of our Series E Convertible Preferred Stock, together with Warrants to purchase 625 shares of Common Stock. We received approximately $8.9 million in net proceeds from the offering after deducting the underwriting discount and estimated offering expenses payable by us. Aegis Capital Corp. acted as sole book-running manager for the offering.

MBTH Acquisition Services Agreement

On November 29, 2016, the Company and MB Technology Holdings, LLC (“MBTH”) entered into an acquisition services agreement (the “M&A Services Agreement”) pursuant to which the Company engaged MBTH to provide services in connection with merger and acquisition searches, negotiating and structuring deal terms and other related services. The M&A Services Agreement incorporates by reference the terms of the Management Agreement, as well as the Company’s agreement with MBTH on January 12, 2013 to pay MBTH a 3% success fee (the “3% Success Fee”) on any financing arranged for the Company, merger or consolidation of the Company or sale by the Company of substantially all of its assets. The M&A Services Agreement has the following additional terms:

(1)	The Company will pay MBTH an acquisition fee equal to the greater of $250,000 or 8% of the total acquisition price (the “Acquisition Fee”). Where possible, the Company will pay MBTH 50% of the Acquisition Fee at closing of a transaction, and in any case, not later than thirty (30) days following such closing, 25% of the Acquisition Fee three (3) months following such closing and 25% of the Acquisition Fee six (6) months following such closing.

(2)	In addition to any other fees, the Company will pay MBTH a due diligence fee of $250,000 only on successfully closed transactions. This due diligence fee shall be paid to MBTH as warrants to purchase shares of common stock of the Company in an amount equal to $250,000 divided by the lower of the market price of the common stock on the day of closing of the transaction or the price of equity offered to finance such acquisition. The exercise price of such warrants will be $0.01.
(3)	The Company and MBTH agreed to waive the 3% Success Fee in connection with the Company’s proposed acquisition of VCS. The Company and MBTH also agreed to waive, on a case by case basis, the 3% Success Fee whenever any future Acquisition Fee is more than $1 million.
(4)	In the event the Company engages an independent, external advisor to value an acquisition and the valuation is higher than the price negotiated by MBTH on behalf of the Company, then MBTH will receive an additional fee of 5% of such gain.
(5)	MBTH has the option to convert up to 50% of its fees into shares of common stock of the Company, so long as the receivable remains outstanding. The conversion price will be the lower of 110% of the price of the common stock on the day of closing of a transaction or the price of equity securities offered in connection with any acquisition financing. If MBTH converts at least 25% of its fees, then the Company agrees to register all shares of common stock of the Company held by MBTH.
(6)	If MBTH’s services assist the Company in achieving forward sales of at least $50 million via acquisitions, then the Company agrees to offer MBTH a three (3) year option to acquire up to 25% of the Company’s shares of common stock outstanding after such issuance. The price per share of common stock will be 125% of the price of the Company’s common stock on the day the option is exercised.

The M&A Services Agreement is effective as of November 1, 2016 and will automatically renew annually, unless earlier terminated by the Company or MBTH upon thirty (30) days’ written notice.

July 2016 Financing

On July 20, 2016, we completed an underwritten public offering of 730,000 Units, each of which consists of one share of our common stock, par value $0.00001 per share, and 1.25 of a warrant to purchase one share of our common stock at an exercise price of $6.85 per share. On July 15, 2016, the underwriters exercised their over-allotment option to purchase warrants to purchase 136,875 shares of common stock. We received approximately $5 million in gross proceeds from the offering, including exercise of the over-allotment option, before deducting the underwriting discount and offering expenses payable by us of approximately $701,000. Roth Capital Partners acted as sole book-running manager for the offering. Aegis Capital Corp. acted as co-lead manager for the offering.

May 2016 Financing

On May 16, 2016, the Company closed the offering of units in which the Company offered 116,667 Units, at a price of $8.40 per Unit, each of which consists of one share of the Company’s common stock, par value $0.00001 per share, and one warrant to purchase one share of the Company’s common stock at an exercise price of $13.79 per share. The Company received approximately $980,000 in gross proceeds from the offering, before deducting underwriter fees and offering expenses payable by the Company. Roth Capital Partners acted as sole underwriter for the offering.

The Warrants will be exercisable beginning on November 16, 2016 at an exercise price of $13.79 per share. The Warrants will expire on the fifth (5th) anniversary of the initial date of issuance.

Acquisition of Integrated Microwave Technologies, LLC

On January 29, 2016, we completed the acquisition of Integrated Microwave Technologies, LLC, a Delaware limited liability company (“IMT”) pursuant to an asset purchase agreement by and between us and IMT (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, we acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying Coded Orthogonal Frequency Division Multiplexing microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The Asset Purchase Agreement set the purchase price for the Transaction as $3,000,000, which was to be paid through: (i) a promissory note in the principal amount of $1,500,000, due March 31, 2016 (the “Initial Payment Note”); and (ii) a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note,” and together with the Initial Payment Note, the “Payment Notes”).

On March 3, 2016, our Board of Directors approved the issuance of up to $300,000 in shares of common stock to MBTH as compensation for financial services in connection with the IMT acquisition. Such shares of common stock were to be issued to MBTH in an initial tranche in the amount of $150,000 on March 15, 2016, which shares of common stock have not yet been issued, and a second tranche to MBTH of up to $150,000 in shares of common stock if IMT achieves certain performance goals by December 31, 2016. On August 10, 2016, the disinterested members of the Board of Directors believing it is in the best interest of the Company, have resolved to pay the award in cash instead of shares. The Company accrued $150,000 in the due to related party balance owed to MBTH and has not been paid as of the date of this report. MBTH is an affiliate of Roger Branton, our Chief Financial Officer, George Schmitt, our Executive Chairman and Chief Executive Officer, and Richard Mooers, a member of our Board of Directors. Mr. Branton and Mr. Schmitt are directors of MBTH and Mr. Mooers is the Chief Executive Officer and a director of MBTH.

On April 12, 2016, we entered into an Asset Purchase Modification Agreement (the “Asset Purchase Modification Agreement”) with IMT, which terminated the Payment Notes, cancelling all principal due, or to become due thereunder and in their stead obligated us to: (i) upon execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT shares of the Company’s Series D Convertible Preferred Stock, par value $0.00001 per share, (the “Series D Preferred Stock”) having an aggregate value of cash proceeds (“Cash Proceeds”), upon conversion of such Series D Shares into shares of common stock underlying such Series D Shares, of not less than $2,500,000, plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the “Tranches”). If IMT does not realize Cash Proceeds of at least $2,500,000 by December 31, 2016, we will be required to either issue additional shares of common stock to IMT, or otherwise raise additional funds to cover the shortfall. Cash Proceeds is determined by the cash or cash equivalents received by IMT upon sale of the shares of common stock issued to IMT upon conversion of any Series D Shares, net of any transaction costs or expenses. Each time a new Tranche is issued, IMT shall be obligated to provide evidence of its current Cash Proceeds and the remaining amount of the $2,500,000 (plus interest) due. The first Tranche was due within ten days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches are due upon notice from IMT that IMT disposed of the Series D Shares of the prior Tranche. We paid IMT $500,000 plus accrued interest on April 15, 2016.

On January 13, 2017, IMT assigned the Company’s remaining obligations to it under the Asset Purchase Modification Agreement to institutional investors (the “New Holders”). We and the New Holders entered into a settlement agreement (the “Settlement Agreement”), whereby we and the New Holders agreed to amend certain terms of the Asset Purchase Modification Agreement. Pursuant to the Settlement Agreement, in consideration for extending the due date from December 31, 2016, and other consideration, the remaining obligation will be increased to a principal amount of $1,358,939, which amount includes all previously accrued and unpaid interest. As a result, the due date of the obligation was extended to July 15, 2017. All other terms of the Asset Purchase Modification Agreement will remain in effect. Additionally, pursuant to the Settlement Agreement, the New Holders were granted a limited right of participation to participate in certain future financings of the Company. On February 2, 2017, we and the New Holders agreed that any sales of common stock underlying the Series D Shares would not, in the aggregate, exceed 2.75% of that day’s dollar volume of our common stock traded, provided that the New Holders shall be entitled to sell no less than an aggregate of $27,500 each trading day.

As of February 6, 2017, 10,750,000 shares of Series D Convertible Preferred Stock have been issued, of which 5,750,000 have been converted into 479,172 shares of common stock. Through the sale of such shares, the principal has been reduced by approximately $1,601,594, leaving a balance of approximately $1,358,939.

In connection with the Asset Purchase Modification Agreement, we agreed to register the shares underlying each Tranche on a registration statement on Form S-1 or Form S-3 within five (5) business days of the issuance of each Tranche. As of February 6, 2017, 458,338 shares of common stock underlying the Series D Shares have been registered. The registration statement of which this prospectus forms a part is registering 416,667 shares of common stock underlying the Series D Shares. We will not register the Series D Shares.

RISK FACTORS

Our business faces many risks and an investment in our securities involves significant risks. Prospective investors are strongly encouraged to consider carefully the risks described below, as well as other information contained herein, before investing in our securities. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. If any of the events or circumstances described in this section occurs, our business, financial condition or results of operations could suffer. Prospective investors in our securities should consider the following risks before deciding whether to purchase our securities.

Risks Relating to our Securities

Our stockholders may experience significant dilution.

The issuance of material amounts of Common Stock by us might cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

In addition, pursuant to the Asset Purchase Modification Agreement, the Company is required to issue Series D Shares to IMT or its assigns on an on-going basis until IMT or its assigns realizes cash proceeds of at least $2,500,000. If by July 15, 2017, IMT or its assigns do not realize cash proceeds of at least $2,500,000, we will be required to either issue additional shares of our common stock to IMT or its assigns, or otherwise raise additional funds to cover the shortfall. Until IMT or its assigns have been paid in full, there will be significant additional dilution to the Company, which cannot be quantified at this time, as the Company cannot predict with certainty the price of the Company’s shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for IMT or its assigns to defease the remaining principal owed. Currently, through the sale of previously issued shares, the principal has been reduced by approximately $1,601,594, leaving a balance of approximately $1,358,939.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including any shares of Common Stock issued upon conversion of the Series D Shares, could depress the market price of our Common Stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to further sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our Common Stock.

If this registration statement is not effective, the selling stockholders’ ability to sell the shares of Common Stock underlying the Series D Shares may be limited, which would have a material adverse effect on the liquidity of our Common Stock.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our common stock.

Our common stock is currently listed on the NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our common stock is delisted from the NASDAQ, and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheet or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

An active, liquid trading market for our common stock may not continue, which may cause our common stock to trade at a discount from the initial offering price and make it difficult for you to sell the common stock you purchase.

Our common stock is currently listed on the NASDAQ Capital Market. However, there can be no assurance that an active liquid trading market for our common stock will continue. If an active and liquid trading market does not continue, you may have difficulty selling any of our common stock that you purchase.

The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	Variations in our revenues and operating expenses;
•	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;
•	Market conditions in our industry, the industries of our customers and the economy as a whole;
•	Actual or expected changes in our growth rates or our competitors’ growth rates;
•	Developments in the financial markets and worldwide or regional economies;
•	Announcements of innovations or new products or services by us or our competitors;
•	Announcements by the government relating to regulations that govern our industry;
•	Sales of our common stock or other securities by us or in the open market; and
•	Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Exercise of options or warrants or conversion of convertible securities may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.

The exercise or conversion of some or all of our outstanding options, warrants, or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of February 6, 2017, we have outstanding warrants to purchase up to 6,990,104 shares of our common stock at a weighted exercise price of $6.33 per share.

Additionally, the issuance of up to 1,789 shares of common stock upon exercise of stock options outstanding under our stock incentive plans will further dilute our stockholders’ voting interests. To the extent options and/or warrants and/or conversion rights are exercised, additional shares of common stock will be issued, and such issuance will dilute stockholders.

As of February 6, 2017, 416,667 shares of our common stock may be issued upon conversion of 5,000,000 Series D Convertible Preferred Stock based on a conversion price of $12.00. Pursuant to the Asset Purchase Modification Agreement, we are required to issue Series D Shares to IMT or its assigns on an on-going basis until IMT or its assigns realizes cash proceeds of at least $2,500,000. If by July 15, 2017, IMT or its assigns do not realize cash proceeds of at least $2,500,000, we will be required to either issue additional shares of our common stock to IMT or its assigns, or otherwise raise additional funds to cover the shortfall. Until IMT or its assigns have been paid in full, there will be significant additional dilution to us, which cannot be quantified at this time, as we cannot predict with certainty the price of our shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for IMT or its assigns to defease the remaining principal owed. Currently, through the sale of previously issued shares, the principal has been reduced by approximately $1,601,594, leaving a balance of approximately $1,358,939.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock and you may lose all or part of your investment.

The market price of our shares of common stock is particularly volatile given our status as a relatively unknown company with a generally small and thinly traded public float and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of common stock could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our shares of common stock, regardless of our operating performance.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	authorizing the Board of Directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;
•	limiting the persons who may call special meetings of stockholders; and
•	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our Board of Directors.

These and other provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our shares of common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

Non-U.S. investors may have difficulty effecting service of process against us or enforcing judgments against us in courts of non-U.S. jurisdictions.

We are incorporated under the laws of the state of Delaware. All of our directors and officers reside in the United States. It may not be possible for non-U.S. investors to effect service of process within their own jurisdictions upon our company and our directors and officers. In addition, it may not be possible for non-U.S. investors to collect from our company and our directors and officers judgments obtained in courts in such non-U.S. jurisdictions predicated on non-U.S. legislation.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our share price and trading volume could decline.

The trading market for our shares of common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

We acknowledge material weaknesses in the controls and procedures of our financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations, including timeliness, or result in material misstatements of our financial statements. If we continue to fail to remediate our material weaknesses or if we fail to implement effective controls and procedures for our financial reporting, our ability to accurately and timely report our financial results could be adversely affected, which likely would adversely affect the value of our common stock.

Our management has previously identified a material weakness regarding inadequate accounting resources to maintain adequate segregation of duties due to the need to hire accounting personnel with the requisite knowledge of U.S. GAAP. Additionally, management has not performed on effective risk assessment of, or monitored internal controls over, financial reporting. Due to these material weaknesses as well as the recent loss of accounting personnel through cost cutting measures and the need to deal with complex accounting transactions, we believe that our disclosure controls and internal controls over financial reporting are not yet effective.

A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our internal control systems to prevent error or fraud could materially adversely impact us, could lead to restatements of our financial statements and investors not being able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC, and could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation. Any such failure could also cause investors to lose confidence in our reported financial information or our ongoing ability to meet SEC filing deadlines, which likely would adversely affect the value of our common stock and severely limit or even eliminate the prospects for our success in obtaining new capital.

Risks Related to Our Business

We have a history of operating losses and we expect to continue to realize net losses for at least the next 12 months.

We have recorded a net loss in each reporting period since our inception. Our net loss for the year ended December 31, 2015, and the nine months ended September 30, 2016 was approximately $17,857,000 and $11,750,000, respectively. Our accumulated deficit at September 30, 2016 was approximately $200,147,000. We began our research and development activities in 2002, and we have had significant net losses and will likely continue to incur net losses until we can successfully commercialize our products and technology. Our independent registered public accounting firm has expressed substantial doubt concerning our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, obtain other financing and/or close on our potential revenue producing opportunities. We expect to continue to have development costs as we develop the next generation of products. In addition, at this stage of our development we are subject to the following risks:

•	our results of operations may fluctuate significantly, which may adversely affect the value of an investment in our common stock;
•	we may be unable to develop and commercialize our products; and
•	it may be difficult to forecast accurately our key operating and performance metrics because of our limited operating history.

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

We are an early stage entity and have incurred net losses since inception. Our ability to continue as a going concern is contingent upon, among other factors, our ability to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. We cannot provide any assurance that we will be able to raise additional capital. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We may require additional capital in the future to develop new products. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We may require additional capital in the future to develop new products. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the public offering price in this offering or the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

Defects or errors in our products and services or in products made by our suppliers could harm our brand and relations with our customers and expose us to liability. If we experience product recalls, we may incur significant expenses and experience decreased demand for our products.

Our products are inherently complex and may contain defects and errors that are only detectable when the products are in use. Because our products are used for both personal and business purposes, such defects or errors could have a serious impact on our end customers, which could damage our reputation, harm our customer relationships and expose us to liability. Defects or impurities in our components, materials or software, equipment failures or other difficulties could adversely affect our ability, and that of our customers, to ship products on a timely basis as well as customer or licensee demand for our products. Any such shipment delays or declines in demand could reduce our revenues and harm our ability to achieve or sustain desired levels of profitability. We and our customers may also experience component or software failures or defects that could require significant product recalls, rework and/or repairs that are not covered by warranty reserves.

We may not fully realize anticipated benefits from our recent acquisitions.

On January 29, 2016, we completed the acquisition of certain assets and liabilities that constitute the business of IMT. Additionally, on February 2, 2017, we completed the acquisition of certain assets and liabilities of VCS. Although we expect to realize strategic, operational and financial benefits as a result of the acquisition, we cannot predict whether and to what extent such benefits will be achieved, or that any operational or financial benefits will be achieved. The success of the acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of IMT and VCS and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and may result in unanticipated costs and operational challenges.

We have incurred significant debt obligations in connection with our acquisition of VCS.

In connection with the acquisition of VCS, we financed a portion of the acquisition with sellers’ notes in the aggregate principal amount of $9.5 million secured by the assets of the Company. The sellers’ notes are due on March 20, 2017. If we are unable to repay the borrowings under the current terms, we may need to refinance our obligation. However, there is no guarantee that we can refinance our obligation on terms that will be acceptable to us or at all. In addition, if we are unable to repay the borrowings when due, or refinance the debt with another lender, the Sellers would have the right to take or sell assets pledged as collateral to secure the indebtedness. Any such actions taken would have a material adverse effect on our business, operating results and financial condition.

Although certain technical problems experienced by users may not be caused by our products, our business and reputation may be harmed if users perceive our solutions as the cause of a slow or unreliable network connection, or a high profile network failure.

We expect that our products will be in many different locations and user environments and will be capable of providing mobile broadband connectivity and interference mitigation, among other applications. The ability of our products to operate effectively can be negatively impacted by many different elements unrelated to our products. Although certain technical problems experienced by users may not be caused by our products, users often may perceive the underlying cause to be a result of poor performance of our technology. This perception, even if incorrect, could harm our business and reputation. Similarly, a high profile network failure may be caused by improper operation of the network or failure of a network component that we did not supply, but other service providers may perceive that our products were implicated, which, even if incorrect, could harm our business, operating results and financial condition.

Our ability to sell our products will be highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services would have a material adverse effect on our sales and results of operations.

Once our products are deployed, our channel partners and end-customers will depend on our support organization to resolve any issues relating to our products. A high level of support will be important for the successful marketing and sale of our products. In many cases, our channel partners will likely provide support directly to our end-customers. We will not have complete control over the level or quality of support provided by our channel partners. These channel partners may also provide support for other third-party products, which may potentially distract resources from support for our products. If we and our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues or provide effective ongoing support, our ability to sell our products to existing end-customers could be adversely affected and our reputation with potential end-customers could be harmed. In some cases, we guarantee a certain level of performance to our channel partners and end-customers, which could prove to be resource-intensive and expensive for us to fulfill if unforeseen technical problems were to arise.

We may fail to recruit and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, development and administrative operations. This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers because of their expertise and experience in the telecommunications industry. We have agreements with our executive officers containing customary non-disclosure, non-compete, confidentiality and assignment of inventions provisions. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

We purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We rely on third party components and technology to build and operate our products, and, until full integration with IMT, we rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible, and our ability to predict the availability of such components is limited. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of wireless networking equipment or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. We and our contract manufacturers generally rely on purchase orders rather than long-term contracts with these suppliers. As a result, even if available, we and our contract manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build our products in a timely manner. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. The loss of any of our existing contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. If any of our existing contract manufacturers are unable or unwilling to manufacture our products in the future, the loss of such contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

Our intellectual property protections may be insufficient to properly safeguard our technology.

Our success and ability to compete effectively are, in large part, dependent upon proprietary technology that we have developed internally. Given the rapid pace of innovation and technological change within the wireless and broadband industries, the technological and creative skill of our personnel, consultants and contractors and their ability to develop, enhance and market new products and upgrades to existing products are critical to our continued success. We rely primarily on patent laws to protect our proprietary rights. As of February 6, 2017, in the United States, we have 58 patents granted, 1 patent application pending and 1 provisional application pending. Internationally, we have 51 patents granted and 26 patent applications pending. There can be no assurance that patents pending or future patent applications will be issued, or that if issued, we would have the resources to protect any such issued patent from infringement. Further, we cannot patent much of the technology that is important to our business. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures, non-compete and/or work for hire invention assignment agreements and licensing arrangements with our employees, consultants, contractors, customers and vendors, to establish and protect our rights to this technology and, to the best extent possible, control the access to and distribution of our technology, software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization. Policing unauthorized use of this technology is difficult. There can be no assurance that the steps we take or will take will prevent misappropriation of, or prevent an unauthorized third party from obtaining or using, the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions. Litigation may be necessary in the future to enforce or protect our rights.

We may be subject to claims of intellectual property infringement or invalidity. Expenses incurred with respect to monitoring, protecting, and defending our intellectual property rights could adversely affect our business.

Competitors and others may infringe on our intellectual property rights, or may allege that we have infringed on theirs. Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of our proprietary rights. We may also incur significant litigation expenses in protecting our intellectual property or defending our use of intellectual property, reducing our ability to fund product initiatives. These expenses could have an adverse effect on our future cash flows and results of operations. If we are found to infringe on the rights of others we could be required to discontinue offering certain products or systems, to pay damages, or purchase a license to use the intellectual property in question from its owner. Litigation can also distract management from the day-to-day operations of the business.

Enforcement of our intellectual property rights abroad, particularly in China, is limited and it is often difficult to protect and enforce such rights.

Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available. Many companies have encountered substantial intellectual property infringement in countries where we sell, or intend to sell, products or have our products manufactured.

In particular, the legal regime relating to intellectual property rights in China is limited and it is often difficult to protect and enforce such rights. The regulatory scheme for enforcing China’s intellectual property laws may not be as developed as regulatory schemes in other countries. Any advancement of an intellectual property enforcement claim through China’s regulatory scheme may require an extensive amount of time, allowing intellectual property infringers to continue largely unimpeded, to our commercial detriment in the Chinese and other export markets. In addition, rules of evidence may be unclear, inconsistent or difficult to comply with, making it difficult to prove infringement of our intellectual property rights. As a result, enforcement cases involving technology, such as copyright infringement of software code, or unauthorized manufacture or sale of products containing patented inventions, may be difficult or not possible to sustain.

These factors may make it increasingly complicated for us to enforce our intellectual property rights against parties misappropriating or copying our technology or products without our authorization, allowing competing enterprises to harm our business in the Chinese or other export markets by affecting the pricing for our products, reducing our own sales and diluting our brand or product quality reputation.

The intellectual property rights of others may prevent us from developing new products or entering new markets.

The telecommunications industry is characterized by the rapid development of new technologies, which requires us to continuously introduce new products and expand into new markets that may be created. Therefore, our success depends in part on our ability to continually adapt our products and systems to incorporate new technologies and to expand into markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing new products or expanding into new markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our financial condition, operating results or prospects may be harmed.

Further impairment charges could have a material adverse effect on our financial condition and results of operations.

We are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, potential government actions and other factors. If the fair value of our finite-lived intangible assets is less than their book value in the future, we could be required to record impairment charges. During 2015, we recognized an impairment charge of $2.1 million on software development costs due to our analysis of the net realizable value of our capitalized software costs. The amount of any further impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

We rely on the availability of third-party licenses. If these licenses are available to us only on less favorable terms or not at all in the future, our business and operating results would be harmed.

We have incorporated third-party licensed technology into our products. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek additional licenses for existing or new products. There can be no assurance that the necessary licenses will be available on acceptable terms or at all. The inability to obtain certain licenses or other rights, or to obtain those licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in product releases until such time, if ever, as equivalent technology could be identified, licensed or developed and integrated into our products and might have a material adverse effect on our business, operating results and financial condition. Moreover, the inclusion in our products of intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

We expect to base our inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to place orders with our contract manufacturers based on our forecasts of our customers’ demand. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell at any given time or at all. In addition, we grant our distributors stock rotation rights, which require us to accept stock back from a distributor’s inventory, including obsolete inventory. As a result of our failure to properly estimate demand for our products, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory relative to demand would adversely affect our operating results. We have not yet fully integrated IMT into our organization and are therefore not able to determine whether we can meet such demand.

If our technology does not work as well as planned or if we are unsuccessful in developing and selling new products or in penetrating new markets, our business and operating results would suffer.

Our success and ability to compete are dependent on technology which we have developed or may develop in the future. There is a risk that the technology that we have developed or may develop may not work as intended, or that the marketing of the technology may not be as successful as anticipated. Further, the markets in which we and our customers compete or plan to compete are characterized by constantly and rapidly changing technologies and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost effective basis to keep pace with market needs and satisfy the demands of customers. A fundamental shift in technologies in any of our target markets could harm our competitive position within these markets. Our failure to anticipate these shifts, to develop new technologies or to react to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenue and a loss of customer wins to our competitors. The development of new technologies and products generally require substantial investment and can require long development and testing periods before they are commercially viable. We intend to continue to make substantial investments in developing new technologies and products and it is possible that that we may not successfully be able to develop or acquire new products or product enhancements that compete effectively within our target markets or differentiate our products based on functionality, performance or cost and that our new technologies and products will not result in meaningful revenue. Any delays in developing and releasing new or enhanced products could cause us to lose revenue opportunities and customers. Any technical flaws in product releases could diminish the innovative impact of our products and have a negative effect on customer adoption and our reputation. If we fail to introduce new products that meet the demands of our customers or target markets or do not achieve market acceptance, or if we fail to penetrate new markets, our revenue will not increase over time and our operating results and competitive position would suffer.

Computer malware, viruses, hacking and phishing attacks could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to attract and retain customers.

Our operating expenses will increase as we make further expenditures to enhance and expand our operations in order to support additional growth in our business.

Historically, we limited our investment in infrastructure; however, in the future we expect our infrastructure investments to increase substantially to support our anticipated growth. We intend to make additional investments in systems and personnel in order to expand our business and continue to expand our operations to support anticipated growth in our business. In addition, we may determine the need in the future to make changes to our sales model, which changes may result in higher selling, general and administrative expenses as a percentage of our revenues. As a result of these factors, we expect our operating expenses to increase.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Our sales cycle is unpredictable, and a failure to generate consistent sales of our products could materially affect our financial position and operating results.

To date, we have not yet established a consistent sales cycle for our products. In addition, in our industry it is customary for potential customers to request a trial of products prior to making a purchase. There can be no assurance that such trials of our products will produce sales. If we cannot generate consistent sales of our products, our financial position and operating results could be materially affected.

If we are unable to expand our sales and marketing capabilities or enter into more agreements with third parties to sell and market any products we may develop, we may be unable to generate product revenue.

We are currently building our internal sales organization for the sales, marketing and distribution of our products. In order to commercialize xMax® or any of our other products, we must build our sales, marketing, distribution, managerial and other non-technical capabilities or make arrangements with other parties to perform these services. The expansion of our own sales force to market any products we may develop will increase our operating costs and be time consuming. We cannot be certain that we would be able to successfully develop this capacity. If we are unable to expand our sales and marketing capability or any other non-technical capabilities necessary to commercialize any product we may develop, we will need to contract with other parties to market and sell any products we may develop. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with other parties, we may not be able to generate product revenue and may not become profitable. Further, we have not yet fully integrated IMT into our model.

If our estimates relating to our critical accounting policies are based on assumptions or judgments that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates, assumptions and judgments that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of financial analysts and investors, resulting in a decline in our stock price. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, and debt discounts and the valuation of the assets and liabilities acquired in the transaction.

Our exposure to the credit risks of our customers may make it difficult to collect accounts receivable and could adversely affect our operating results and financial condition.

In the course of our sales to customers, we may encounter difficulty collecting accounts receivable and could be exposed to risks associated with uncollectible accounts receivable. Economic conditions may impact some of our customers’ ability to pay their accounts payable. While we will attempt to monitor these situations carefully and attempt to take appropriate measures to collect accounts receivable balances, we have written down accounts receivable and written off doubtful accounts in prior periods and may be unable to avoid accounts receivable write-downs or write-offs of doubtful accounts in the future. Such write-downs or write-offs could negatively affect our operating results for the period in which they occur.

Demand for our defense-related products and products for emergency response services depends on government spending.

The U.S. military market is largely dependent upon government budgets, particularly the defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. No assurance can be given that an increase in defense spending will be allocated to programs that would benefit our business. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized could have a material adverse effect on our financial position and results of operations.

In addition, the sale of our products to local municipalities for emergency response services depends on government spending allocated to such areas. There can be no assurance that government spending will be allocated to emergency response services at a level that would benefit our business. A decrease in levels of government spending for emergency response services, or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized with respect to emergency response services, could have a material adverse effect on our financial position and results of operations.

Our failure to obtain and maintain required certifications could impair our ability to bid on defense contracts.

In order for us to participate in certain government programs we could be required to obtain and maintain quality certification and certain standards for Department of Defense wireless security such as certification by the Joint Interoperability and Test Command (JITC) and to meet production standards in order to be eligible to bid on government contracts. If we fail to maintain these certifications or any additional certification which may be required, we will be ineligible to bid for contracts which may impair our financial operations and consequently, our ability to continue in business.

Regulation of the telecommunications industry could harm our operating results and future prospects.

The traditional telecommunications industry is highly regulated, and our business and financial condition could be adversely affected by changes in regulations relating to the Internet telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on IP networks, but future regulations could include sales taxes and tariffs in previously unregulated areas and provider access charges. We could be adversely affected by regulation of IP networks and commerce in any country where we market equipment and services to service or content providers. Regulations governing the range of services and business models that can be offered by service providers or content providers could adversely affect those customers’ needs for products designed to enable a wide range of such services or business models. For instance, the U.S. Federal Communications Commission has issued regulations governing aspects of fixed broadband networks and wireless networks. These regulations might impact service provider and content provider business models and as such, providers’ needs for Internet telecommunications equipment and services. In addition, many jurisdictions are evaluating or implementing regulations relating to cyber security, privacy and data protection, which could affect the market and requirements for networking and security equipment.

In addition, environmental regulations relevant to electronic equipment manufacturing or operations may impact our business and financial condition adversely. For instance, the European Union has adopted regulations on Electronic waste, e-waste, e-scrap, or waste electrical and electronic equipment (“WEEE”), Restriction of the Use of Certain Hazardous Substances (“ROHS”) and Registration, Evaluation, Authorisation and Restriction of Chemical substances (“REACH”). Furthermore, some governments have regulations prohibiting government entities from purchasing security products that do not meet specified indigenous certification criteria even though those criteria may be in conflict with accepted international standards. Similar regulations are in effect or under consideration in several jurisdictions where we do business.

The adoption and implementation of such regulations could decrease demand for our products, increase the cost of building and selling our products and impact our ability to ship products into affected areas and recognize revenue in a timely manner. Any of these impacts could have a material adverse effect on our business, financial condition, and results of operations.

As an emerging growth company as defined in the JOBS Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are an emerging growth company as defined in the JOBS Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We have not engaged our independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date or for any period reported in our financial statements. Had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified. For so long as we qualify as an emerging growth company under the JOBS Act, which may be up to five years following this offering, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. During the course of the evaluation, documentation or attestation, we or our independent registered public accounting firm may identify weaknesses and deficiencies that we may not otherwise identify in a timely manner or at all as a result of the deferred implementation of this additional level of review.

Risks Relating to Our Industry

Our industry is subject to rapid technological change, and we must make substantial investments in new products, services and technologies to compete successfully.

New technological innovations generally require a substantial investment before they are commercially viable. We intend to continue to make substantial investments in developing new products and technologies, and it is possible that our development efforts will not be successful and that our new technologies will not result in meaningful revenues. Our future success will depend on our ability to continue to develop and introduce new products, technologies and enhancements on a timely basis. Our future success will also depend on our ability to keep pace with technological developments, protect our intellectual property, satisfy customer requirements, meet customer expectations, price our products and services competitively and achieve market acceptance. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products and technologies, and products and technologies currently under development, obsolete and unmarketable. If we fail to anticipate or respond adequately to technological developments or customer requirements, or experience any significant delays in development, introduction or shipment of our products and technologies in commercial quantities, demand for our products and our customers’ and licensees’ products that use our technologies could decrease, and our competitive position could be damaged.

We may be subject to infringement claims in the future.

We may be unaware of filed patent applications and issued patents that could include claims covering our products. Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to sell or supply our products or license our technology and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could divert management’s efforts and attention from ordinary business operations and result in time-consuming and expensive litigation, regardless of the merits of such claims. These outcomes may (i) require us to stop selling products or using technology that contains the allegedly infringing intellectual property; (ii) require us to redesign those products that contain the allegedly infringing intellectual property; (iii) require us to pay substantial damages to the party whose intellectual property rights we may be found to be infringing; (iv) result in the loss of existing customers or prohibit the acquisition of new customers; (v) cause us to attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all; (vi) materially and adversely affect our brand in the market place and cause a substantial loss of goodwill; (vii) cause our stock price to decline significantly; (viii) materially and adversely affect our liquidity, including our ability to pay debts and other obligations as they become due; or (ix) lead to our bankruptcy or liquidation.

Our industry is highly competitive and we may not be able to compete effectively.

The communications industry is highly competitive, rapidly evolving, and subject to constant technological change. We expect that new competitors are likely to join existing competitors. Many of our competitors may be larger and have greater financial, technical, operational, marketing and other resources and experience than we do. In the event that a competitor expends significant resources we may not be able to successfully compete. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide products. If our competitors were to provide better and more cost effective products than our products we may not be able to capture any significant market share.

Regulation of Voice over Internet Protocol (“VoIP”) services is developing and therefore uncertain and future legislative, regulatory or judicial actions could adversely affect our business.

VoIP services have developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our prospective customers and the effects of future regulatory developments are uncertain. Future legislative, judicial or other regulatory actions could have a negative effect on our business. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Changes in current laws or regulations or the imposition of new laws or regulations could impede the sale of our products or otherwise harm our business.

Although our technology is designed to be frequency agnostic (i.e., capable of operating at any frequency) our current range of products is being designed to be optimized for operation in the 902 – 928 MHz band, which is presently a spectrum that is not licensed in the United States. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the usage of unlicensed spectrum may materially and adversely impact our future prospects, the viability of our current business model, our expectations for future sales of our products and our business, financial condition and results of operations.

New regulations or standards or changes in existing regulations or standards in the United States or internationally related to our products may result in unanticipated costs or liabilities, which could have a material adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

Our products may be subject to governmental regulations in a variety of jurisdictions. In order to achieve and maintain market acceptance, our technology and products will have to comply with these regulations as well as a significant number of industry standards. In the United States, our technology and products will have to comply with various regulations defined by the Federal Communications Commission, or FCC, and others. We may also have to comply with similar international regulations. For example, our wireless communication products operate through the transmission of radio signals, and radio emissions are subject to regulation in the United States and in other countries in which we intend to do business. In the United States, various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the FCC, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions, and chemical substances and use standards.

As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our technology or products or develop and support new versions of our technology or products, and our compliance with these regulations and standards may become more burdensome. The failure of technology or our products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay introduction of our technology or products, which could harm our business. End-customer uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, channel partners or end-customers may require us, or we may otherwise deem it necessary or advisable, to alter our technology or products to address actual or anticipated changes in the regulatory environment. Our inability to alter our technology or products to address these requirements and any regulatory changes may have a material adverse effect on our business, operating results and financial condition.

Compliance with environmental, health and safety laws and regulations, including new regulations requiring higher standards, may increase our costs, limit our ability to utilize supply chains, and force design changes to our products.

Our operations are subject to a variety of environmental, health and safety laws and regulations and equivalent local, state, and regulatory agencies in each of the jurisdictions in which we currently operate or may operate in the future. The manufacturing of our products uses substances regulated under various federal, state, local laws and regulations governing the environment and worker health and safety. If we, including any contract manufacturers that we may employ, do not comply with these laws including any new regulations, such non-compliance could reduce the net realizable value of our products, which would result in an immediate charge to our income statements. Our non-compliance with such laws could also negatively impact our operations and financial position as a result of fines, penalties that may be imposed on us, and increase the cost of mandated remediation or delays to any contract manufacturers we may utilize, thus we may suffer a loss of revenues, be unable to sell our products in certain markets and/or countries, be subject to penalties and enforced fees and/or suffer a competitive disadvantage. Costs to comply with current laws and regulations and/or similar future laws and regulations, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We cannot assure you that the costs to comply with these new laws or with current and future environmental and worker health and safety laws will not have a material adverse effect on our business, operating results and financial condition.

Governmental regulations affecting the import or export of products or affecting products containing encryption capabilities could negatively affect our revenues.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring certification, notifications, review of source code, or the escrow and governmental recovery of private encryption keys. For example, Russia and China recently have implemented new requirements relating to products containing encryption and India has imposed special warranty and other obligations associated with technology deemed critical. Governmental regulation of encryption or IP networking technology and regulation of imports or exports, or our failure to obtain required import or export approval for our products, could harm our international and domestic sales prospects and adversely affect our revenue expectation. In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on import or export privileges or adversely affect sales to government agencies or government funded projects.

If wireless devices pose safety risks, we may be subject to new regulations, and demand for our products and those of our licensees and customers may decrease.

Concerns over the effects of radio frequency emissions, even if unfounded, may have the effect of discouraging the use of wireless devices, which may decrease demand for our products and those of our licensees and customers. In recent years, the FCC and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless phones and other wireless devices. In addition, interest groups have requested that the FCC investigate claims that wireless communication technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Concerns have also been expressed over the possibility of safety risks due to a lack of attention associated with the use of wireless devices while driving. Any legislation that may be adopted in response to these expressions of concern could reduce demand for our products and those of our licensees and customers in the United States as well as foreign countries.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The selling stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

ISSUANCE OF SERIES D SHARES

On January 29, 2016, the Company completed the acquisition of certain assets and liabilities of IMT. Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying Coded Orthogonal Frequency Division Multiplexing microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The Asset Purchase Agreement set the purchase price for the Transaction as $3,000,000, which was to be paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000, due March 31, 2016 (the “Initial Payment Note”); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note,” and together with the Initial Payment Note, the “Payment Notes”).

On April 12, 2016, the Company and IMT entered into the Asset Purchase Modification Agreement, which terminated the Payment Notes, cancelling all principal and interest due, or to become due thereunder and in their stead obligated the Company to; (i) at the time of execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT Series D Shares having an aggregate value of Cash Proceeds, upon conversion of such Series D Shares into the shares of common stock underlying such Series D Shares, of not less than $2,500,000, plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the “Tranches”). If IMT does not realize cash proceeds of at least $2,500,000 by December 31, 2016, the Company will be required to either issue additional shares of the Company’s common stock to IMT, or otherwise raise additional funds to cover the shortfall. In either event there will be significant additional dilution to the company, which cannot be quantified at this time. Cash Proceeds is determined through the cash or cash equivalent, received by IMT upon sale of shares of common stock issued to IMT upon IMT’s conversion of any Series D Shares delivered by the Company to IMT under the Asset Purchase Modification Agreement, net of any transaction costs or expenses, evidence which shall be provided to the Company at the time of sale of such Series D Shares. Every time a new Tranche is issued, IMT shall be obligated to provide evidence of its currents Cash Proceeds and the remaining amount of the $2,500,000 (plus interest) remaining due. The first Tranche was due within ten days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches are due upon notice from IMT that IMT had disposed of the Series D Shares of the prior Tranche. The Company paid IMT $500,000 plus accrued interest on April 15, 2016.

On January 13, 2017, IMT assigned the Company’s remaining obligations to it under the Asset Purchase Modification Agreement to institutional investors (the “New Holders”). We and the New Holders entered into a settlement agreement (the “Settlement Agreement”), whereby we and the New Holders agreed to amend certain terms of the Asset Purchase Modification Agreement. Pursuant to the Settlement Agreement, in consideration for extending the due date from December 31, 2016, and other consideration, the remaining obligation will be increased to a principal amount of $1,358,939, which amount includes all previously accrued and unpaid interest. As a result, the due date of the obligation was extended to July 15, 2017. All other terms of the Asset Purchase Modification Agreement will remain in effect. Additionally, pursuant to the Settlement Agreement, the New Holders were granted a limited right of participation to participate in certain future financings of the Company. On February 2, 2017, we and the New Holders agreed that any sales of common stock underlying the Series D Shares would not, in the aggregate, exceed 2.75% of that day’s dollar volume of our common stock traded, provided that the New Holders shall be entitled to sell no less than an aggregate of $27,500 each trading day.

As of February 6, 2017, 10,750,000 shares of Series D Convertible Preferred Stock have been issued, of which 5,750,000 have been converted into 479,172 shares of common stock. Through the sale of such shares, the principal has been reduced by approximately $1,601,594, leaving a balance of approximately $1,358,939.

We cannot predict with certainty the price of our shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for the New Holders to defease the remaining principal owed. If at the time the New Holders sell stock that has been received upon conversion of the Series D Shares the price per share of common stock is lower than $120.00, we will be required to issue more shares of common stock than is currently anticipated which will in turn have an additional dilutive impact on our existing shareholders, which dilutive impact cannot currently be quantified.

In connection with the Asset Purchase Modification Agreement, we agreed to register the shares underlying each Tranche on a registration statement on Form S-1 or Form S-3 within five (5) business days of the issuance of each Tranche. As of February 6, 2017, 458,338 shares of common stock underlying the Series D Shares have been registered. The registration statement of which this prospectus forms a part is registering 416,667 shares of common stock underlying the Series D Shares. We will not register the Series D Shares.

Series D Convertible Preferred Stock

Stated Value

The stated value of the Preferred Stock is $1.00 per share.

Ranking

The Preferred Stock will rank senior to all of the Company’s common stock and other classes of capital stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company, other than to any class of parity stock that the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of.

Liquidation Preference of Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive the amount equal to the greater of (i) the stated value of the Preferred Stock or (ii) the amount the holder of Preferred Stock would receive if such holder converted the Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Conversion Rights of Preferred

A holder of Preferred Stock shall have the right to convert the Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $12.00 per share, which is adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

Voting Rights

Except with respect to certain material changes in the terms of the Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Preferred Stock is required to amend the Certificate of Designations.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series D Shares. For additional information regarding the issuance of the Series D Shares, see “Issuance of Series D Shares” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer their shares of Common Stock for resale from time to time.

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the selling stockholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of Common Stock the selling stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes currently convertible or exercisable, or convertible or exercisable within sixty (60) days), and upon conversion of the Series D Shares, currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by the selling stockholders, based on its ownership of the Series D Shares, as of February 6, 2017. The second column also assumes conversion of all the Series D Shares held by the selling stockholders on February 6, 2017 without regard to any limitations on conversion described in this prospectus or in such Series D Shares.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders. Such aggregate amount of Common Stock does not take into account any applicable limitations on conversion of the Series D Shares.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon conversion of the Series D Shares, (ii) any additional shares of Common Stock issued and issuable in connection with the Series D Shares (in each case without giving effect to any limitations on conversion set forth in the Series D Shares) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the conversion price of the Series D Shares may be adjusted, the number of shares of Common Stock that will actually be issued upon conversion of the Series D Shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The selling stockholders identified below have confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering(1)
MEF I LP(2)	380,629	376,542	4,087	*
DiamondRock LLC(3)	40,275	40,125	150	*
TOTAL	420,904	416,667	4,237	*

*	Less than 1%.
(1)	Based on 8,497,637 shares of common stock issued and outstanding as of February 6, 2017. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2)	Includes 376,542 shares of common stock underlying 4,518,500 shares of Series D Preferred Stock held directly by MEF I LP (“MEF”), which are being registered in this offering, 3,125 shares of common stock underlying warrants that are presently exercisable held indirectly through Magna Equities II, LLC, an affiliate under common control and 962 shares of common stock underlying warrants that are presently exercisable, held indirectly though 31 Group, LLC, an affiliate under common control. Magna Management LLC (“MMLLC”) is the investment manager of MEF and consequently has voting control and investment discretion over securities held by MEF. Magna GP LLC (“Magna GP”) is the general partner of MEF and may be considered the beneficial owner of any securities deemed to be beneficially owned by MEF. Marc Manuel is the Chief Investment Officer of MMLLC. Joshua Sason is the sole managing members of Magna GP and as a result may be considered beneficial owners of any securities deemed beneficially owned by MEF and Magna GP. Each of MMLLC, Magna GP and Messrs. Manuel and Sason disclaim beneficial ownership of these securities.
(3)	Includes 40,125 shares of common stock underlying 481,500 shares of Series D Preferred Stock held directly by DiamondRock LLC, which are being registered in this offering, and 150 shares of common stock held directly by DiamondRock LLC. Neil Rock has voting and investment power for DiaomondRock

Material Relationships with Selling Stockholders

In addition to the transactions described above in “Issuance of Series D Shares,” we have had the following material relationships with the selling stockholders in the last three (3) years:

December 2014 Financing

On December 30, 2014, we entered into a Securities Purchase Agreement with 31 Group, LLC (“31 Group”) pursuant to which we sold to 31 Group, for a purchase price of $750,000, 750,000 shares of our Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) and warrants to purchase 313 shares of our common stock. We also issued to 31 Group 28 shares of our common stock in consideration of 31 Group’s execution and delivery of the Securities Purchase Agreement (the “Commitment Shares”). The offer and sale of the Series A Preferred Stock, the common stock issuable upon conversion of the Series A Preferred Stock and the Commitment Shares were made pursuant to the Shelf Registration Statement. 31 Group is an affiliate of MEF I LP.

The warrants issued in this offering are exercisable immediately for a period of five years from their issue date. The exercise price with respect to the warrants is currently $1,380. The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Upon certain fundamental events, the warrants could be redeemed by the holders of the warrants at fair market value estimated using Black Scholes.

February 2015 Financing I

On February 11, 2015, we entered into a purchase agreement, pursuant to which we sold to 31 Group, 350,000 shares of our Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) and warrants to purchase 146 shares of our common stock for a purchase price of $350,000. We also issued 21 shares of our common stock in consideration of 31 Group’s execution and delivery of the purchase agreement (the “Series B Commitment Shares”). The Series B Preferred Stock and the Series B Commitment Shares were issued pursuant to the Company’s Shelf Registration Statement. 31 Group is an affiliate of MEF I LP.

The warrants issued in this offering are exercisable immediately for a period of five years from their issue date. The exercise price with respect to the warrants is currently $1,380. The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Upon certain fundamental events, the warrants could be redeemed by the holders of the warrants at fair market value estimated using Black Scholes.

February 2015 Financing II

On February 24, 2015, we entered into a purchase agreement, pursuant to which we sold to institutional investors, 1,800,000 shares of our Series C Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”) and warrants to purchase 750 shares of our common stock for a purchase price of

$1,800,000. We also issued 99 shares of our common stock in consideration of the investors’ execution and delivery of the purchase agreement (the “Series C Commitment Shares”). The Series C Preferred Stock and the Series C Commitment Shares were issued pursuant to the Company’s Shelf Registration Statement. 31 Group is an affiliate of MEF I LP.

The warrants issued in this offering are exercisable immediately for a period of five years from their issue date. The exercise price with respect to the warrants is currently $1,380. The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Upon certain fundamental events, the warrants could be redeemed by the holders of the warrants at fair market value estimated using Black Scholes.

Bridge Loans

On June 11, 2015, we entered into a securities purchase agreement with a group of accredited investors pursuant to which the Company sold an aggregate of $1,166,666 in principal amount of 8% Original Issue Discount Convertible Notes due December 11, 2015 (the “8% Convertible Notes”) for an aggregate purchase price of $1,050,000. The Company received net proceeds of $907,500 from the sale of the 8% Convertible Notes after deducting placement agent fees and other expenses.

On July 14, 2015, the Company issued an additional tranche of $466,667 in principal amount of 8% Convertible Notes for an aggregate purchase price of $420,000. The Company received net proceeds of $400,000 from the sale of the additional tranche of 8% Convertible Notes after deducting placement agent fees and other expenses. An affiliate of MEF I LP participated in these offerings. The 8% Convertible Notes have subsequently been repaid.

August 2015 Financing

On August 19, 2015, we closed an underwritten public offering of our Class A Units, Class B Units, Series C Warrants and Series D Warrants. We offered (i) 21,250 Class A Units, at a price of $120.00 per Class A Unit, each of which consists of one share of our common stock and 0.5 of a Series A Warrant to purchase one share of our common stock at an exercise price of $120.00 per warrant, (ii) 20,417 Class B Units, at a price of $118.80 per Class B Unit, each of which consists of one pre-funded Series B Warrant to purchase one share of our common stock and 0.5 of a Series A Warrant, (iii) 21,250 Series C Warrants, at a price of $1.20 per Series C Warrant, which is deemed to be included in the $120.00 price per Class A Unit, each to purchase one additional Class A Unit at an exercise price of $120.00, and (iv) 41,250 Series D Warrants, at a price of $1.20 per Series D Warrant, which is deemed to be included in the $118.80 price per Class B Unit, each to purchase one additional Class B Unit at an exercise price of $118.80. We received approximately $4,975,500 in gross proceeds from the offering, before underwriting discounts and commissions and offering expenses payable by the Company. Roth Capital Partners, LLC acted as sole book-running manager and as underwriter for the offering. An affiliate of MEF I LP participated in this offering.

Settlement with Holders of Series B Warrants

On November 2, 2015, we entered into a Settlement Agreement and Mutual Release (the “Agreement”) with certain holders (the “Holders”) of our Series B Warrants to purchase common stock (the “Original Warrants”), issued in connection with the August 2015 underwritten offering. Upon the consummation of the Agreement, in full and complete satisfaction of all claims that the Holders made or could have made against the Company arising in connection with the Original Warrants, the Company delivered to the Holders new warrants initially exercisable to purchase, in the aggregate, 20,417 shares of our common stock, at an exercise price of $90 per share with an expiration date of November 2, 2018, as set forth in the Agreement. An affiliate of MEF I LP was among the Holders.

January 2016 Financing

On January 29, 2016, we entered into a securities purchase agreement pursuant to which we sold 5% Senior Secured Convertible Promissory Notes to accredited investors for an aggregate purchase price of $500,000 for net proceeds of $500,000. An affiliate of MEF I LP participated in this offering. The 5% Senior Secured Convertible Promissory Notes have subsequently been repaid.

February 2016 Financing

On February 29, 2016, we closed a public offering of 29,639 Units, at a price of $120.00 per Unit, each of which consisted of one share of our Series B Convertible Preferred Stock and 0.5 of a warrant to purchase one share of our common stock at an exercise price of $25.20 per warrant. We received approximately $3,556,660 in gross proceeds from the offering, before deducting placement agent fees and offering expenses payable by the Company. Roth Capital Partners acted as sole placement agent for the offering. DiamondRock LLC and an affiliate of MEF I LP participated in this offering.

Warrant Amendments

On April 29, 2016, we entered into amendments with certain holders of our Series A Warrant to Purchase Common Stock, dated August 19, 2015, and our Warrant to Purchase Common Stock, dated February 29, 2016. Each of such warrants was amended to reduce the exercise price to $8.40. DiamondRock LLC and an affiliate of MEF I LP were among the holders of such warrants.

April 2016 Financing

On April 15, 2016, the Company entered into a securities purchase agreement with certain accredited investors pursuant to which we sold a principal amount of $550,000 of 5% Senior Secured Convertible Promissory Notes for an aggregate purchase price of $500,000. In connection with the Securities Purchase Agreement, we also entered into a security agreement, dated April 15, 2016, pursuant to which we granted the investors a security interest in all of our assets. An affiliate of MEF I LP participated in this offering. The 5% Senior Secured Convertible Promissory Notes have subsequently been repaid.

PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, NY.

EXPERTS

Our financial statements as of and for the year ended December 31, 2015 incorporated by reference in this prospectus have been audited by Marcum, LLP, independent registered public accountants, to the extent and for the period set forth in their report, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, and are incorporated by reference in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Integrated Microwave Technologies, LLC (“IMT”) as of and for the year ended December 31, 2015 incorporated by reference have been audited by Marcum, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which included an explanatory paragraphs as to IMT’s ability to continue as a going concern, incorporated elsewhere herein, and are incorporated in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of xG Technology, Inc. as of December 31, 2014 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Friedman LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Vislink PLC as of December 31, 2015 and December 31, 2014 and for each of the two years in the period ended 31 December 2015 incorporated by reference have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at http://www.sec.gov. The internet address of xG is

www.xgtechnology.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 23, 2016, for the fiscal quarter ended June 30, 2016, filed with the SEC on August 17, 2016, and for the fiscal quarter ended September 30, 2016, filed with the SEC on November 14, 2016.
•	Current Reports on Form 8-K filed with the SEC on January 21, 2016, February 3, 2016 (as amended on April 13, 2016, April 22, 2016 and February 3, 2017), February 10, 2016, February 25, 2016, March 1, 2016, March 15, 2016, March 30, 2016, April 15, 2016, April 18, 2016, April 27, 2016, May 2, 2016, May 13, 2016, May 16, 2016, May 24, 2016, June 9, 2016, June 20, 2016, July 15, 2016, July 21, 2016, August 23, 2016, September 29, 2016, October 6, 2016, October 21, 2016, November 23, 2016, December 7, 2016, December 15, 2016, December 19, 2016, December 21, 2016, December 27, 2016, January 10, 2017, January 19, 2017, February 6, 2017 and February 10, 2017.
•	Definitive Proxy Statement filed with the SEC on April 29, 2016, as amended by Amendment No. 1 thereto, filed with the SEC on May 27, 2016.
•	Definitive Proxy Statement filed with the SEC on August 19, 2016, as amended by Amendment No. 1 thereto, filed with the SEC on October 19, 2016.
•	The description of the Common Stock contained in the registration statement on Form 8-A, filed with the SEC on June 26, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on July 18, 2013.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.xgtechnology.com. You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236 (941)
953-9035
Attention: Corporate Secretary

416,667 Shares of
Common Stock

xG Technology, Inc.

PROSPECTUS

The date of this prospectus is            , 2017

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$87.41
Accounting fees and expenses	7,500
Legal fees and expense	5,000
Miscellaneous Expenses	5,000
Total	$17,588

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling the Common Stock, including any brokerage commissions or costs of sale.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we are currently party to with each of our directors and executive officers, agreements which we may enter into in the future or pursuant to a vote of stockholders or directors. Delaware law and our certificate of incorporation also grant the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on February 10, 2017.

xG TECHNOLOGY, INC.

By:	/s/ George Schmitt Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Schmitt and Roger G. Branton, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George Schmitt George Schmitt	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	February 10, 2017
/s/ Roger G. Branton Roger G. Branton	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2017
/s/ John Coleman John Coleman	Director	February 10, 2017
/s/ Richard L. Mooers Richard L. Mooers	Director	February 10, 2017
/s/ Gary Cuccio Gary Cuccio	Director	February 10, 2017
/s/ Raymond M. Sidney Raymond M. Sidney	Director	February 10, 2017
/s/ Kenneth Hoffman Kenneth Hoffman	Director	February 10, 2017
/s/ James T. Conway James T. Conway	Director	February 10, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Series D Convertible Preferred Stock(3)
5.1*	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1	Asset Purchase Agreement dated January 29, 2016(1)
10.2	Initial Payment Note dated January 29, 2016(1)
10.3	Deferred Payment Note dated January 29, 2016(1)
10.4	Asset Purchase Modification Agreement dated April 15, 2016(2)
10.5	Settlement Agreement dated January 13, 2017(4)
10.6*	Leak Out Agreement dated February 2, 2017
23.1*	Consent of Marcum LLP
23.2*	Consent of Friedman LLP
23.3*	Consent of Marcum LLP
23.4*	Consent of Pricewaterhouse Coopers LLP
23.5*	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages to the registration statement)

*	Filed herewith
(1)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 3, 2016.
(2)	Filed as an Exhibit on Current Report on Form 8-K/A with the SEC on April 18, 2016.
(3)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on April 27, 2016.
(4)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on January 19, 2017.